EXHIBIT 99.3



                         INNOPUMP, INC. D/B/A VERSADIAL

                         UNAUDITED FINANCIAL STATEMENTS

                                NINE MONTHS ENDED
                        MARCH 31, 2006 AND MARCH 31, 2005

Unaudited Financial Statements

    Balance Sheet as of March 31, 2006                                         1

    Statement of Operations for the Nine Months ended
      March 31, 2006 and March 31, 2005                                        2

    Statements of Stockholders' Deficit for the Nine Months
      ended March 31, 2006                                                     3

    Statements of Cash Flows for the Nine Months ended
      March 31, 2006 and March 31, 2005                                      4-5

    Notes to Financial Statements                                            6-8

INNOPUMP, INC. D/B/A VERSADIAL


BALANCE SHEETS

                                                    March 31,        June 30,
                                                      2006             2005
                                                   (unaudited)
--------------------------------------------------------------------------------
ASSETS

Current assets
Cash                                             $     666,801    $      55,244
Sublease income receivable, affiliates                  78,871           31,235
Accounts receivable                                     75,999            6,306
Inventories                                             98,097           66,032
Due from affiliates                                     33,925
Prepaid expenses and other current assets               90,596           49,759
                                                 -------------    -------------
Total current assets                                 1,044,289          208,576
                                                 -------------    -------------
Property and equipment, net                            817,771          569,462
                                                 -------------    -------------
Other assets
Deferred financing costs                                34,418           27,615
Security deposit                                        34,155           34,155
                                                 -------------    -------------
Total other assets                                      68,573           61,770
                                                 -------------    -------------
                                                 $   1,930,633    $     839,808
                                                 =============    =============

LIABILITIES AND STOCKHOLDERS'  DEFICIT
Current liabilities
Notes and interest payable                       $   2,987,087    $
Notes and interest payable, related parties          2,138,945
Convertible notes and interest payable                 840,712
Common stock subject to redemption                     887,403
Due to licensor                                        422,756          284,135
Accounts payable and accrued expenses                  147,790          329,412
Due to related parties                                 180,062          116,312
Lease payable                                                            81,914
Customer deposits                                       34,786           33,586
                                                 -------------    -------------
Total current liabilities                            7,639,541          845,359
                                                 -------------    -------------
Long-term liabilities
Note and interest payable
                                                                        366,702
Notes and interest payable, related parties                           2,045,667
Convertible note and interest payable                                   416,356
Common stock subject to redemption                                      887,403
Sublease security deposit, affiliate                     6,830            6,830
                                                 -------------    -------------
                                                         6,830        3,722,958
                                                 -------------    -------------
Commitments and contingencies

Stockholders' deficit
Preferred stock, no par value, 1 million
 shares authorized, zero issued and
 outstanding
Common stock, $.0001 par value, 2 million
 shares authorized, 246,000 issued and
 outstanding                                                25               25
Accumulated deficit                                 (5,715,763)      (3,728,534)
                                                 -------------    -------------

Total stockholders' deficit                         (5,715,738)      (3,728,509)
                                                 -------------    -------------
                                                 $   1,930,633    $     839,808

INNOPUMP, INC. D/B/A VERSADIAL


STATEMENT OF OPERATIONS

                                                  Nine months       Nine months
                                                     ended             ended
                                                   March 31,         March 31,
                                                      2006              2005
                                                  (unaudited)       (unaudited)
--------------------------------------------------------------------------------

Revenues                                         $     182,115    $      93,809

Cost of revenues
Direct costs                                           143,865           85,994
Indirect costs                                         330,662          224,028
                                                 -------------    -------------

                                                       474,527          310,022
                                                 -------------    -------------

Gross margin                                          (292,412)        (216,213)
                                                 -------------    -------------

Operating expenses
General and administrative                           1,435,917          721,558
                                                 -------------    -------------

Loss from operations                                (1,728,329)        (937,771)
                                                 -------------    -------------

Other income (expenses)
Sublease income, affiliates                             73,440           61,260
Interest expense                                      (166,064)         (64,291)
Interest expense, related parties                     (112,333)         (95,164)
Amortization of financing costs                        (55,697)         (13,807)
Gain (loss) on foreign currency exchange                 1,754           (3,316)
                                                 -------------    -------------

                                                      (258,900)        (115,318)
                                                 -------------    -------------

Net loss                                         $  (1,987,229)   $  (1,053,089)
                                                 =============    =============
Weighted average common shares outstanding
Basic
                                                       246,000          246,000
                                                 =============    =============
Diluted
                                                       262,500          262,500
                                                 =============    =============
Loss per common share
Basic                                            $       (8.08)   $       (4.28)
                                                 =============    =============
Diluted                                          $       (7.57)   $       (4.01)

INNOPUMP, INC. D/B/A VERSADIAL


STATEMENT OF STOCKHOLDERS' DEFICIT
Nine Months Ended March 31, 2006 (unaudited)
--------------------------------------------------------------------------------


                               Preferred Stock          Common Stock          Accumulated
                              Shares     Amount      Shares      Capital        Deficit         Total
                              ------     ------      ------      -------        -------         -----
Balances, July 1, 2005            -     $      -     246,000     $     25    $(3,728,534)    $(3,728,509)

Net loss                                                                      (1,987,229)     (1,987,229)
                             ----------------------------------------------------------------------------

Balances, March 31, 2006          -     $      -     246,000     $     25    $(5,715,763)    $(5,715,738)

INNOPUMP, INC. D/B/A VERSADIAL


STATEMENT OF CASH FLOWS

                                                    Nine Months     Nine Months
                                                       Ended           Ended
                                                     March 31,       March 31,
                                                        2006            2005
                                                    (unaudited)     (unaudited)
--------------------------------------------------------------------------------

Cash flows from operating activities
Net loss                                         $   (1,987,229)  $  (1,053,089)
Adjustments to reconcile net loss to net cash
 used in operating activities:
Depreciation and amortization                           182,197         139,309
Amortization of financing costs                          55,697          13,807
Changes in operating assets and liabilities:
Sublease income receivable, affiliates                  (47,636)        (19,604)
Accounts receivable                                     (69,094)        (41,582)
Inventories                                             (32,065)          5,412
Due from affiliates                                     (33,925)
Prepaid expenses and other current assets               (40,837)         11,997
Due to licensor                                         138,621          40,759
Accounts payable and accrued expenses                   (75,414)        (18,883)
Due to related parties                                   63,750          36,567
Customer deposits                                         1,200           3,625
Interest payable                                        233,735         150,294
                                                 --------------   -------------
Net cash used in operating activities                (1,611,000)       (731,388)
                                                 --------------   -------------

Cash flows from investing activities
Purchase of equipment                                  (430,506)        (94,914)
Payment for security deposit                                            (34,155)
Collection of sublease security deposit                                   6,830
Payments for financing costs                            (62,500)        (55,230)
                                                 --------------   -------------
Net cash used in investing activities                  (493,006)       (177,469)
                                                 --------------   -------------

Cash flows from financing activities
Proceeds from issuance of convertible notes             400,000         550,000
Proceeds from notes payable, related parties                            105,000
Proceeds from issuance of notes payable               2,400,000         300,000
Payments on equipment lease                             (84,437)        (36,375)
                                                 --------------   -------------
Net cash provided by financing activities             2,715,563         918,625
                                                 --------------   -------------
Net increase in cash                                    611,557           9,768

Cash, beginning of period                                55,244
                                                 --------------   -------------
Cash, end of period                              $      666,801   $       9,768
                                                 ==============   =============

INNOPUMP, INC. D/B/A VERSADIAL

                                                   Nine Months     Nine Months
                                                      Ended           Ended
                                                    March 31,       March 31,
                                                       2006            2005
                                                   (unaudited)     (unaudited)
--------------------------------------------------------------------------------

Supplemental disclosure of cash flow
 information, cash paid during the
 period for interest                             $       50,359   $       8,660
                                                 ==============   =============

Supplemental disclosure of non-cash
 investing and financing, activities:

Purchase of equipment financed by
 lease obligation                                $           --   $      17,106
                                                 ==============   =============

Accounts payable converted into
 promissory note                                 $      104,284   $          --

INNOPUMP, INC. D/B/A VERSADIAL


NOTES TO COMBINED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.    Basis of presentation

The accompanying unaudited combined financial statements of Innopump, Inc. D/B/A Versadial (the "Company") as of March 31, 2006 and for the nine months ended March 31, 2006 and 2005 reflect all adjustments of a normal and recurring nature to fairly present the financial position, results of operations and cash flows for the interim periods. These unaudited financial statements have been prepared by management in conformity with accounting principles generally accepted in the United States of America. The accompanying unaudited financial statements should be read in conjunction with the audited financial statements for the year ended June 30, 2005 and notes thereto. The results of the operations for the nine months ended March 31, 2006 and 2005 are not necessarily indicative of the results expected for the full year.

2.    Going concern and liquidity

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. At March 31, 2006, the Company had incurred cumulative losses of approximately $5.7 million since inception and utilized cash of approximately $1.6 million for operating activities during the nine months ended March 31, 2006. The Company has a working capital deficit of approximately $6.6 million and a stockholders' deficit of approximately $5.7 million as of March 31, 2006.

Management recognizes that the Company must generate additional revenue to achieve profitable operations. Management's plans to increase revenues include the continued building of its customer base and product line, especially in the food and cosmetic industries. In addition, management recognizes that the Company must raise additional capital to meet its debt obligations and to finance capital expenditures which are required to meet customer specifications.

On June 9, 2005, The Company entered into an Agreement and Plan of Merger with Carsunlimited.com ("CARS"), a publicly traded entity. As a result of this transaction, during the year ended June 30, 2005, the Company was able to obtain approximately $1 million in bridge financing, of which $300,000 was received from private investors and approximately $700,000 was received from Ocean Drive Opportunities Fund, LLC, an affiliate of CARS.

On September 22, 2005, CARS entered into a non-binding term sheet with Mellon HBV SPV, LLC ("Mellon Bank") whereby Mellon Bank would purchase $7.5 million of senior redeemable convertible debt from CARS upon the completion of a reverse merger with the Company. The senior redeemable convertible debt will bear interest at a fixed rate of 10%. The debt will mature 30 months from the date of closing. The convertible debt will be convertible into shares of the Company's common stock at a price per share equal to $16 million divided by the number of outstanding shares of the Company after it is acquired. In addition, the lender will receive 5-year term warrants which aggregate 22% coverage on an as-if-converted basis on the investment. The term sheet includes a penalty whereby warrants will be issued should the acquired Company's rolling EBITDA fall short of certain targets during the term of the notes. The warrants are exercisable upon the maturity of the notes and will expire three years from the date of maturity.

As of June 26, 2006, the Company has received an aggregate of $3 million from Mellon Bank in bridge loans in connection with this transaction.

Management believes that this transaction, if completed, will enable the Company to receive sufficient capital to build its product line with the necessary equipment expenditures required. Management also believes that it will be able to extend certain debt and convert certain debt to equity at the time the merger with CARS becomes effective. The transaction is pending the completion of financial information which is required from the Company.

INNOPUMP, INC. D/B/A VERSADIAL


NOTES TO COMBINED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

2. Going concern and liquidity (continued)

There can be no assurance that the Company will be able to obtain sufficient debt or equity financing on favorable terms if at all, or that it will be successful in building its customer base and product line. If the Company is unsuccessful in building its customer base and obtaining financing for its capital equipment requirements or is unable to obtain additional financing on terms favorable to the Company there could be a material adverse effect on the financial position, results of operations and cash flows of the Company. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.    Inventories

Inventories consist of the following at June 30, 2005 and March 31, 2006:

                                       March 31,     June 30,
                                         2006          2005
                                      (Unaudited)

Raw materials                        $    54,025   $   30,416
Finished goods                            44,072       35,616
                                     -----------   ----------
                                     $    98,097   $   66,032
                                     ===========   ==========

4.    Property and equipment

Property and equipment, at cost, consist of the following at June 30, 2005 and March 31, 2006:

Depreciation expense amounted to approximately $190,000 and $105,000 for the years ended June 30, 2005 and 2004, and $182,000 and $139,000 for the nine months ended March 31, 2006 and 2005 and respectively.

                                       March 31,    June 30,
                                         2006         2005
                                      (Unaudited)

Machinery and equipment              $   442,020   $  429,405
Molds                                    744,844      449,034
Construction in progress                 122,080
                                     -----------   ----------
                                       1,308,944      878,439
Less accumulated depreciation
  and amortization                       491,173      308,977
                                     -----------   ----------
                                     $   817,771   $  569,462
                                     ===========   ==========

On October 20, 2005, the Company made a deposit of approximately $122,000 (100,000 Euros as converted) for the construction of equipment with a total estimated cost of 600,000 Euro (or approximately $724,000 using the current exchange rate). As of March 31, 2006, the construction has not been completed.

INNOPUMP, INC. D/B/A VERSADIAL


NOTES TO COMBINED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

5.  Major customers

The Company generated revenues from three customers during the nine months ended March 31, 2006 and one customer during the nine months ended March 31, 2005 aggregating approximately $144,000 and $94,000, respectively. Accounts receivable from these customers aggregated approximately $70,000 at March 31, 2006.